Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-259617 and 333-286910 on Form S-8 and Registration Statement No. 333-290264 on Form S-3ASR of our reports dated February 26, 2026, relating to the financial statements of AvePoint, Inc. and the effectiveness of AvePoint, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

February 26, 2026